UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 10, 2009

RTI BIOLOGICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers.

2009 Salaries and Bonus Targets. On February 10, 2009, the Compensation Committee of the Board of Directors of RTI Biologics, Inc. (the “Company”) approved 2009 salaries and a bonus plan (the “2009 Bonus Plan”) providing for the payment of cash bonuses based on the Company’s operating results for the 2009 calendar year. The 2009 Bonus Plan sets target bonus amounts and performance criteria for executive officers. The performance criteria include net income, operating cash flow, and revenues, and vary from officer to officer as set forth in the table below. As in the past, the Compensation Committee retains discretion to take other factors into account in determining bonuses and to award no bonuses even if performance criteria are met.

The table below sets forth the 2009 salaries and bonus targets (expressed as a percentage of salary) for the Company’s chief executive officer, principal financial officer and three most highly compensated executive officers other than the chief executive officer and principal financial officer:

Name	Office	2009 Salary		Bonus Target	Bonus Criteria
Brian K. Hutchison	Chairman, and Chief Executive Officer	$449,820		62%	Revenue 25%, Net Income 50% and Cash Flow 25%

Thomas F. Rose	Executive Vice President, Chief Financial Officer and Secretary	$267,750		50%	Revenue 25%, Net Income 50% and Cash Flow 25%

Roger W. Rose	Executive Vice President	$267,750		50%	Revenue 25%, Net Income 50% and Cash Flow 25%

Caroline Hartill	Vice President of Quality Assurance and Regulatory Affairs and Chief Scientific Officer	$246,330		46%	Revenue 25%, Net Income 50% and Cash Flow 25%

Guy L. Mayer	President	$400,000	*	N/A	N/A

*	Guy L. Mayer will become a consultant to the Company effective March 1, 2009.

Stock Option Grants. On February 10, 2009, the Compensation Committee approved awards of non-qualified stock options to certain executive officers of the Company pursuant to the 2004 Equity Incentive Plan (the “Plan”). These options are exercisable for $2.98 per share (the closing price on the date of grant) and will vest in five equal annual installments beginning on the first anniversary of the date of grant, subject to accelerated vesting upon the occurrence of a “Change of Control” (as defined in the Plan).

The table below sets forth the number of stock options awarded to the Company’s named executive officers:

Name	Office	Number of Options
Brian K. Hutchison	Chairman, and Chief Executive Officer	100,000

Thomas F. Rose	Executive Vice President, Chief Financial Officer and Secretary	60,000

Roger W. Rose	Executive Vice President	60,000

Caroline Hartill	Vice President of Quality Assurance and Regulatory Affairs and Chief Scientific Officer	60,000

Guy L. Mayer	President	N/A	*

In addition, on February 10, 2009, the Compensation Committee approved an award of 20,000 non-qualified stock options to each non-employee member of the Company’s Board of Directors and Mr. Mayer pursuant to the 2004 Equity Incentive Plan (the “Plan”). These options are exercisable for $2.98 per share (the closing price on the date of grant) and will vest on the first anniversary of the date of grant, subject to accelerated vesting upon the occurrence of a “Change of Control” (as defined in the Plan).

*	Mr. Mayer was awarded options in conjunction with his role as a Director in 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI BIOLOGICS, INC.

Date: February 13, 2009	By:	/s/ Thomas F. Rose
	Name:	Thomas F. Rose
	Title:	Executive Vice President and Chief Financial Officer